UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2020
PERFORMANT FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35628	20-0484934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Canyons Parkway
Livermore, California    94551
(Address of principal executive offices)    (Zip Code)

(925) 960-4800
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $.0001 per share	PFMT	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On May 5, 2020, the Board of Directors (the “Board”) of Performant Financial Corporation (the “Company”) unanimously appointed Eric Yanagi to serve as a member of the Board to fill the vacancy created by the resignation of Jeffrey S. Stein on March 29, 2020. While the Board may consider appointing Mr. Yanagi to one or more committees of the Board, no such appointments have been made at this time. Mr. Yanagi will serve as a Class II director with a term expiring at the Company’s 2020 Annual Meeting of Stockholders, or until his successor is duly elected and qualified. There was no arrangement or understanding between Mr. Yanagi and any other person pursuant to which Mr. Yanagi was elected as a director. Mr. Yanagi has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Yanagi is a Managing Director of Mill Road Capital Management LLC and has been with Mill Road since 2008. From 2006 to 2008, Mr. Yanagi was an investment professional at Nautic Partners, a middle-market private equity firm focused on business services, healthcare, manufacturing and media & communications. Prior to Nautic Partners, Mr. Yanagi was an investment banker in the Mergers & Acquisitions Group at Credit Suisse from 2004 to 2006. Mr. Yanagi received a Bachelor’s degree in Economics from Princeton University and a Master of Business Administration from the Haas School of Business at the University of California, Berkeley. Mr. Yanagi’s financial and accounting expertise and experience in business services provides valuable insight for the members of the Board.
Consistent with the compensation currently provided to the members of the Board, Mr. Yanagi will receive an annual retainer of $30,000, prorated for partial service this year.
In addition, on May 5, 2020, the effective date of Mr. Yanagi’s appointment to the Board, Mr. Yanagi was granted two restricted stock unit (“RSU”) awards under the Company’s 2012 Stock Incentive Plan: the first, with respect to the number of shares of the Company’s common stock equal to $100,000 divided by the fair market value of one share of the Company’s common stock on May 5, 2020, which shall vest in four equal annual installments over a four year period, or upon a Change of Control (as defined in the Company’s 2012 Stock Incentive Plan), and the second, with respect to the number of shares of the Company’s common stock equal to $75,000 divided by the fair market value of one share of the Company’s common stock on May 5, 2020, which shall vest on the earlier of the Company’s 2021 Annual Meeting of Stockholders or a Change in Control (as defined in the Company’s 2012 Stock Incentive Plan).
Mr. Yanagi will also enter into an indemnification agreement with the Company pursuant to which the Company will agree to indemnify him from certain liabilities that may arise by reason of his status as a director. The form of indemnification agreement was filed as an exhibit to Amendment No. 2 to the Company’s Form S-1 Registration Statement, filed with the Securities and Exchange Commission on July 30, 2012, and the terms of the indemnification agreement are incorporated herein by reference. The benefits provided under Mr. Yanagi’s indemnification agreement are in addition to indemnification benefits provided under the Company’s bylaws.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 7, 2020
PERFORMANT FINANCIAL CORPORATION

By:    /s/ Lisa Im
Lisa Im
Chief Executive Officer